EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days. Such transactions involved the sale of shares on the New York Stock Exchange. The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date. The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
11/20/2017	Sale	$ 5.6005	[1]	26000
11/21/2017	Sale	$ 5.3473	[2]	27000
11/22/2017	Sale	$ 5.2561	[3]	18320
11/24/2017	Sale	$ 5.2550	[4]	25771
11/27/2017	Sale	$ 5.3241	[5]	28500
11/28/2017	Sale	$ 5.5307	[6]	28200
11/29/2017	Sale	$ 5.5687	[7]	26800
11/30/2017	Sale	$ 5.7593	[8]	27000
12/1/2017	Sale	$ 5.6231	[9]	25800
12/4/2017	Sale	$ 5.7561	[10]	45000
12/5/2017	Sale	$ 6.1922	[11]	43000
12/6/2017	Sale	$ 6.2956	[12]	39600
12/7/2017	Sale	$ 6.3841	[13]	39000
12/8/2017	Sale	$ 6.4205	[14]	39000
12/11/2017	Sale	$ 6.4832	[15]	77000
12/12/2017	Sale	$ 6.4784	[16]	77000
12/13/2017	Sale	$ 7.0027	[17]	77000
12/14/2017	Sale	$ 7.1590	[18]	71800
12/15/2017	Sale	$ 7.0809	[19]	71000
12/18/2017	Sale	$ 11.9364	[20]	2606004
12/18/2017	Sale	$ 11.9469	[21]	1500000

1 This transaction was executed in multiple trades at prices ranging from $5.53 – 5.68.

2 This transaction was executed in multiple trades at prices ranging from $5.25 – 5.53.

3 This transaction was executed in multiple trades at prices ranging from $5.21 – 5.335.

4 This transaction was executed in multiple trades at prices ranging from $5.18 – 5.39.

5 This transaction was executed in multiple trades at prices ranging from $5.27 – 5.38.

6 This transaction was executed in multiple trades at prices ranging from $5.33 – 5.66.

7 This transaction was executed in multiple trades at prices ranging from $5.47 – 5.68.

8 This transaction was executed in multiple trades at prices ranging from $5.60 – 5.93.

9 This transaction was executed in multiple trades at prices ranging from $5.50 – 5.80.

10 This transaction was executed in multiple trades at prices ranging from $5.67 – 5.805.

11 This transaction was executed in multiple trades at prices ranging from $5.74 – 6.40.

12 This transaction was executed in multiple trades at prices ranging from $6.08 – 6.43.

13 This transaction was executed in multiple trades at prices ranging from $6.24 – 6.51.

14 This transaction was executed in multiple trades at prices ranging from $6.21 – 6.52.

15 This transaction was executed in multiple trades at prices ranging from $6.37 – 6.56.

16 This transaction was executed in multiple trades at prices ranging from $6.36 – 6.62.

17 This transaction was executed in multiple trades at prices ranging from $6.51 – 7.18.

18 This transaction was executed in multiple trades at prices ranging from $6.845 – 7.46.

19 This transaction was executed in multiple trades at prices ranging from $6.95 – 7.325.

20 This transaction was executed in multiple trades at prices ranging from $11.93 – 11.95.

21 This transaction was executed in multiple trades at prices ranging from $11.94 – 12.00.